Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports Second Quarter 2026 Results

Mastech Digital Reports Sequential Revenue Growth and Sustained Bookings Momentum

PITTSBURGH, PA – August 6, 2026 - Mastech Digital, Inc. (NYSE American: MHH) (“Mastech Digital”), a leading provider of Digital Transformation IT Services, announced today its financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights:

MASTECH DIGITAL, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2026	2025	2026	2025
Revenues:
Data & AI	$13,484	$15,737	$26,068	$31,734
Talent	27,963	33,360	56,462	65,680
Total revenues	$41,447	$49,097	$82,530	$97,414
Gross Margin $:
Data & AI	$5,451	$6,139	$10,135	$12,173
Talent	6,548	7,681	12,889	14,539
Total gross margin $	$11,999	$13,820	$23,024	$26,712
Gross Margin %:
Data & AI	40.4%	39.0%	38.9%	38.4%
Talent	23.4%	23.0%	22.8%	22.1%
Total gross margin %	29.0%	28.1%	27.9%	27.4%

GAAP Net Income (Loss)	$(100)	$135	$164	$(1,304)
GAAP Diluted Earnings (Loss) Per Share	$(0.01)	$0.01	$0.01	$(0.11)

Non-GAAP Net Income	$976	$1,830	$2,233	$2,586
Non-GAAP Diluted Earnings Per Share	$0.08	$0.15	$0.19	$0.21

See “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Measures” below.

Total consolidated revenues of $41.4 million during the quarter represented a decrease of 15.6% on a year-over-year basis, but an increase of 0.9% on a sequential basis from the first quarter of 2026. Data and AI segment revenues declined 14.4% during the quarter when compared to the second quarter of 2025 but increased 7.2% on a sequential basis from the first quarter of 2026, the first quarter of sequential growth since 2024. Data & AI segment reported bookings of $13.5 million during the quarter when compared to $9.0 million in the second quarter of 2025. Talent segment revenues declined 16.2% when compared to the second quarter of 2025, and a decrease of 1.9% on a sequential basis from the first quarter of 2026, driven by a 22.3% decrease in billable consultants since the second quarter of 2025, as a top ten client continued insourcing services we provide in this segment and we continued to exit lower-margin and non-strategic positions. Strong average bill rate of $92.17, as compared to $88.36 during the second quarter of 2025 reflected a continued focus on revenue quality.

Management Commentary:

Nirav Patel, Mastech Digital's President and Chief Executive Officer, stated, “Last quarter, we realigned our business into two segments, Talent and Data & AI, positioning us as a full-service, AI-first provider for enterprise customers. We believe that decision is beginning to show results. During the second quarter, we entered into a strategic AI deployment engagement with a leading US convenience store retailer to deploy a production-grade agentic AI foundation to power its consumer applications and store operations. We believe this engagement reflects continued enterprise demand for partners like Mastech Digital that can support AI-first initiatives.

Within our Data & AI segment, deliberate investments in our go-to-market acceleration, AI ready talent, and Data platform partnership scale-ups are now beginning to increase as reflected in our financials for the second quarter of 2026. Bookings for the quarter totaled $13.6 million, compared to $9.0 million in the second quarter of 2025.Revenue grew 7.2% sequentially, marking the segment's first sequential quarter of growth since 2024.

As anticipated, insourcing by one of our top ten clients continued to weigh on Talent segment performance, consistent with prior quarters. We continue to monitor the situation closely.

As we move into the second half of the year, our team remains focused and disciplined in executing our transformation plan”

Balance Sheet & Liquidity Update:

As of June 30, 2026, Mastech Digital had liquidity of $56.0 million, including cash and cash equivalents of $35.6 million and approximately $20.4 million of borrowing capacity available under its credit facility, with no bank debt.

Conference Call:

Mastech Digital will host a conference call to discuss the Company’s second quarter 2026 financial results on August 6, 2026 at 9:00 a.m. Eastern Time. Those wishing to participate via telephone may dial in at 1-800-715-9871 (USA) or 1-646-307-1963 (International) with the passcode 7506988. A live audio webcast of the conference call can be accessed through the Mastech Digital investor relations website at https://investors.mastechdigital.com, and a webcast replay will be accessible for a limited time following the scheduled call.

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management, Analytics & AI Solutions, and IT Staffing Services with a digital-first approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA, with offices across the U.S., Canada, Europe, and India. Visit us at www.mastechdigital.com.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expenses related to non-cash, stock-based compensation. We exclude these expenses from our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions, and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitate comparisons of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections, and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to, projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow, and projections of and statements regarding the Company’s operations, business, segments, expected financial results, performance, prospects, opportunities, priorities, ongoing objectives, strategies and outlook (including the timing, effectiveness and anticipated results of Company initiatives, strategies, business plans and models). These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market and general economic conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the Company’s strategies, initiatives and expectations concerning its operations, segments and operating results, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic or any other health epidemics or other outbreaks that disrupt day-to-day activities and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2025.

Investor Relations Contact:

Investors@mastechdigital.com

MASTECH DIGITAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30,	Dec 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$35,603	$36,533
Accounts receivable, net	27,740	26,396
Prepaid and other current assets	5,930	5,647
Total current assets	69,273	68,576
Equipment, enterprise software and leasehold improvements, net	1,246	1,557

Operating lease right-of-use assets, net	2,255	2,534
Deferred income taxes	1,705	2,583
Deferred financing costs, net	47	95
Deferred compensation, net	750	1,000
Non-current deposits	518	530
Goodwill, net of impairment	27,210	27,210
Intangible assets, net of amortization	6,549	7,755
Total assets	$109,553	$111,840
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,139	$3,451
Current portion of operating lease liability	1,274	1,283
Accrued payroll and related costs	11,734	15,391
Other accrued liabilities	746	939
Total current liabilities	16,893	21,064
Long-term liabilities:
Long-term operating lease liability, less current portion	851	1,138
Long-term severance liability	-	330
Total liabilities	17,744	22,532
Shareholders' equity:
Common stock, par value $0.01 per share	140	137
Additional paid-in capital	45,490	42,515
Retained earnings	56,591	56,427
Accumulated other comprehensive income (loss)	(3,281)	(2,640)
Treasury stock, at cost	(7,131)	(7,131)
Total shareholders' equity	91,809	89,308
Total liabilities and shareholders' equity	$109,553	$111,840

MASTECH DIGITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2026	2025	2026	2025
Revenues	$41,447	$49,097	$82,530	$97,414
Cost of revenues	29,448	35,277	59,506	70,702
Gross profit	11,999	13,820	23,024	26,712
Selling, general and administrative expenses	12,324	13,793	23,298	28,538
Income (loss) from operations	(325)	27	(274)	(1,826)
Other income/(expense), net	323	183	929	274
Income (loss) before income taxes	(2)	210	655	(1,552)
Income tax expense (benefit)	98	75	491	(248)
Net income (loss)	$(100)	$135	$164	$(1,304)
Earnings (loss) per share:
Basic	$(0.01)	$0.01	$0.01	$(0.11)
Diluted	$(0.01)	$0.01	$0.01	$(0.11)
Weighted average common shares outstanding:
Basic	12,011	11,767	11,919	11,760
Diluted	12,011	11,964	11,984	11,760

MASTECH DIGITAL, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2026	2025	2026	2025
GAAP Net Income (Loss)	$(100)	$135	$164	$(1,304)
Adjustments:
Amortization of acquired intangible assets	604	649	1,207	1,299
Stock-based compensation	818	714	1,568	1,609
Severance expense	-	232	-	1,641
Finance and accounting transition expense	-	688	-	688
Income tax adjustments	(346)	(588)	(706)	(1,347)
Non-GAAP Net Income	$976	$1,830	$2,233	$2,586
GAAP Diluted Earnings (Loss) Per Share	$(0.01)	$0.01	$0.01	$(0.11)
Non-GAAP Diluted Earnings Per Share	$0.08	$0.15	$0.19	$0.21
Weighted average common shares outstanding:
GAAP Diluted Shares	12,011	11,964	11,984	11,760
Non-GAAP Diluted Shares	12,086	11,964	11,984	12,084

MASTECH DIGITAL, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2026	2025	2026	2025
Revenues:
Data & AI	$13,484	$15,737	$26,068	$31,734
Talent	27,963	33,360	56,462	65,680
Total revenues	$41,447	$49,097	$82,530	$97,414
Gross Margin %:
Data & AI	40.4%	39.0%	38.9%	38.4%
Talent	23.4%	23.0%	22.8%	22.1%
Total gross margin %	29.0%	28.1%	27.9%	27.4%
Segment Operating Income (Loss):
Data & AI	$(481)	$957	$(929)	$1,229
Talent	760	639	1,861	573
Subtotal	279	1,596	932	1,802
Amortization of acquired intangible assets	(604)	(649)	(1,207)	(1,299)
Severance expense	-	(232)	-	(1,641)
Finance and accounting transition expense	-	(688)	-	(688)
Interest income and other, net	323	183	930	274
Income (loss) before income taxes	$(2)	$210	$655	$(1,552)

Investor Relations Contact:

Investors@mastechdigital.com